As Filed With the Securities and Exchange Commission
on August 27, 2015
Registration No. 333-________
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

CITIZENS FIRST CORPORATION
(Exact name of registrant as specified in its Articles of Incorporation)

Kentucky	61-0912615
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1065 Ashley Street Bowling Green, Kentucky	42103
(Address of Principal Executive Offices)	(Zip Code)
CITIZENS FIRST CORPORATION 2015 INCENTIVE COMPENSATION PLAN
(Full title of the plan)

M. Todd Kanipe CITIZENS FIRST CORPORATION 1065 Ashley Street Bowling Green, Kentucky 42103
(Name and address of agent for service)
(270) 393-0700
(Telephone number, including area code, of agent for service)
Copy to:
Caryn F. Price Wyatt, Tarrant & Combs, LLP 250 West Main Street, Suite 1600 Lexington, Kentucky 40507
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of "large accelerated filer", "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.  (Check one):
Large Accelerated Filer ☐                                                                        Accelerated Filer ☐
Non-accelerated Filer ☐
(do not check if you are a smaller reporting company)                                                                                                                     Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, no par value	100,000	($12.76	$1,276,000	$148.27

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Pursuant to Rule 457(c) and (h)(1) under the Securities Act, the offering price is estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant's Common Stock ($12.76) on the NASDAQ Stock Market on August 20, 2015.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Citizens First Corporation, a Kentucky corporation (the "Registrant" or the "Company"), has sent or given or will send or give documents containing the information specified by Part I of this Form S-8 Registration Statement (the "Registration Statement") to participants in the Citizens First Corporation 2015 Incentive Compensation Plan to which this Registration Statement relates, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act.  The Registrant is not filing such documents with the Commission, but these documents constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                          Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference and shall be deemed to be a part hereof from the date of filing of such document:

(1)         The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (filing date March 23, 2015);

(2)         The Registrant's Current Reports on Form 8-K filed on April 16, 2015, May 22, 2015, June 4, 2015 (as amended June 22, 2015), June 24, 2015, July 16, 2015 and  August 24, 2015;

(3)         The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 (filing date May 11, 2015);

(4)           The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 (filing date August 10, 2015); and

(5)         The description of the Registrant's Common Stock, no par value per share, contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on November 2, 2006, including all other amendments and reports filed for the purpose of updating such description.

Except to the extent that information therein is deemed furnished and not filed pursuant to the Exchange Act, all documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.  Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement.  Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this Registration Statement or the accompanying prospectus.

Item 4.                          Description of Securities.

Not applicable.

Item 5.                          Interests of Named Experts and Counsel.

Not applicable.

Item 6.                          Indemnification of Directors and Officers.

The circumstances under which Kentucky law requires or permits a corporation to indemnify its directors, officers, employees and/or agents are set forth at KRS 271B.8-500, etseq.

Generally, under KRS 271B.8-500 etseq., a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; (2) he reasonably believed (a) in the case of conduct in his official capacity with the corporation that his conduct was in its best interests; and (b) in all other cases, that his conduct was at least not opposed to its best interests; and [3] in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

A corporation may not indemnify a director: (1) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (2) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

Indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

In addition, we maintain directors' and officers' liability insurance covering certain liabilities which may be incurred by our directors and officers in connection with the performance of their duties.

The Registrant's Restated Articles of Incorporation, as amended, eliminates, with exceptions, the potential personal liability of a director for monetary damages to the Registrant and its shareholders for breach of a duty as a director. There is, however, no elimination of liability for:

•  a breach of the director's duty of loyalty to the Registrant or its shareholders;
•  an act or omission not in good faith or which involves intentional misconduct or a knowing violation of law; or
•  any payment of a dividend or approval of a stock repurchase that is illegal under the KBCA.

The Registrant's Restated Articles of Incorporation, as amended, does not eliminate or limit the Registrant's right or the right of the Registrant's shareholders to seek injunctive or other equitable relief not involving monetary damages.

Item 7.                          Exemption from Registration Claimed.

None.

Item 8.                          Exhibits.

3.1           Restated Articles of Incorporation of Citizens First Corporation, as amended (incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form SB-2 (No. 333-103238).

3.2           Articles of Amendment to Amended and Restated Articles of Incorporation of Citizens First Corporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed June 5, 2007; file number 001-33126).

3.3           Articles of Amendment to Amended and Restated Articles of Incorporation of Citizens First Corporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed December 23, 2008; file number 001-33126).

4.2           Amended and Restated Bylaws of  the Registrant (incorporated by reference to Registrant's Current Report on Form 8-K filed with the Commission on April 17, 2014; file number 001-33126).

4.4           Citizens First Corporation 2015 Incentive Compensation Plan (incorporated by reference to Exhibit 10 to Registrant's Quarterly Report on Form 10-Q, filed with the Commission on August 10, 2015, file number 001-33126).

5.1           Opinion of Wyatt, Tarrant & Combs, LLP, counsel to the Registrant.

23.1         Consent of Crowe Horwath LLP.

23.2         Consent of Wyatt, Tarrant & Combs, LLP, counsel to the Registrant (included in Exhibit 5.1).

24.1         Power of Attorney (included on the signature page to the Registration Statement).

Item 9.                          Undertakings.

(a)            The undersigned registrant hereby undertakes:

(1)            To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)           To include any prospectus required by Section 10(a) (3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that:

paragraphs (a) 1) (i) and (a) (1) (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the undersigned registrant pursuant to Section 13 or 15 (d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)            That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of the employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bowling Green, State of Kentucky, on this 27th day of August, 2015.

CITIZENS FIRST CORPORATION /s/ M. Todd Kanipe M. Todd Kanipe President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints M. Todd Kanipe and Steve Marcum and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jack Sheidler	Chairman of the Board	August 27, 2015
Jack Sheidler

/s/ M. Todd Kanipe	President, Chief Executive Officer and Director (Principal Executive Officer)	August 27, 2015
M. Todd Kanipe

/s/ Steve Marcum	Chief Financial Officer (Principal Financial and Accounting Officer)	August 27, 2015
Steve Marcum

	Director	August 27, 2015
Barry D. Bray

	Director	August 27, 2015
Kent E. Furlong

/s/ Sarah G. Grise	Director	August 27, 2015
Sarah G. Grise

/s/ Christopher B. Guthrie	Director	August 27, 2015
Christopher B. Guthrie

	Director	August 27, 2015
Jim L. Henderson

/s/ James R. Hilliard	Director	August 27, 2015
James R. Hilliard

/s/ Amy H. Milliken	Director	August 27, 2015
Amy H. Milliken

	Director	August 27, 2015
John M. Taylor

	Director	August 27, 2015
R. Kevin Vance

EXHIBIT INDEX

3.1           Restated Articles of Incorporation of Citizens First Corporation, as amended (incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form SB-2 (No. 333-103238).

3.2           Articles of Amendment to Amended and Restated Articles of Incorporation of Citizens First Corporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed June 5, 2007; file number 001-33126).

3.3           Articles of Amendment to Amended and Restated Articles of Incorporation of Citizens First Corporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed December 23, 2008; file number 001-33126).

4.2           Amended and Restated Bylaws of the Registrant (incorporated by reference to Registrant's Current Report on Form 8-K filed with the Commission on April 17, 2014; file number 001-33126).

4.4           Citizens First Corporation 2015 Incentive Compensation Plan (incorporated by reference to Exhibit 10 to Registrant's Quarterly Report on Form 10-Q filed with the Commission on August 10, 2015; file number 001-33126).

5.1           Opinion of Wyatt, Tarrant & Combs, LLP, counsel to the Registrant.

23.1         Consent of Crowe Horwath LLP.

23.2        Consent of Wyatt, Tarrant & Combs, LLP, counsel to the  Registrant (included in Exhibit 5.1).

24.1        Power of Attorney (included on the signature page to the Registration Statement).

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